UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 14, 2009
XENOPORT, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-51329	94-3330837
(Commission File No.)	(IRS Employer Identification No.)
3410 Central Expressway
Santa Clara, California 95051
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (408) 616-7200
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)	2008 Bonuses for Named Executive Officers
In January 2007, upon the recommendation of the compensation committee (the “Compensation Committee”) of the board of directors of XenoPort, Inc. (the “Company”), the board of directors of the Company (the “Board of Directors”) approved the XenoPort, Inc. Corporate Bonus Plan (the “Bonus Plan”). The purpose of the Bonus Plan is to: provide certain employees of the Company with incentives to achieve the highest level of individual and team performance and to meet or exceed specified goals, which contribute to the overall success of the Company; motivate participants to achieve both individual and Company objectives; and enable the Company to attract and retain high-quality employees. To date, the Company has paid annual bonus awards under the Bonus Plan in the form of cash payments.
On January 14, 2009, the Board approved, upon the recommendation of the Compensation Committee, bonus awards under the Bonus Plan for the 2008 performance period for the Company’s “named executive officers” (as defined under applicable securities laws). Consistent with the Company’s efforts to preserve cash, the Board approved, upon the recommendation of the Compensation Committee, and the Company’s executives agreed, that such 2008 bonus awards would be paid in restricted stock units (“RSUs”) pursuant to the Company’s 2005 Equity Incentive Plan in lieu of cash payments. The RSUs granted in lieu of cash bonus payments are immediately vested, may be settled in stock and were granted at $26.97 per share based on the closing trading price of the Company’s common stock on the Nasdaq Global Select Market on January 14, 2009. The RSUs granted in lieu of cash payments under the Bonus Plan for the 2008 performance period represent settlement in full of the Company’s cash award obligations, if any, to such individuals under the Bonus Plan for the 2008 performance period. The 2008 bonus information for the named executive officers is set forth on Exhibit 10.25.1 to this Current Report on Form 8-K, which is incorporated herein by reference.
Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description

10.25.1	2008 Executive Compensation Bonus Information

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XenoPort, Inc. (Registrant)
Dated: January 16, 2009	By:	/s/ William G. Harris
William G. Harris
Senior Vice President of Finance and Chief Financial Officer

Exhibit Index

Exhibit	Description

10.25.1	2008 Executive Compensation Bonus Information